Exhibit 10.5

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) dated to be effective as of January 28, 2024 is entered into by and between the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and SHENZHEN SMOORE TECHNOLOGY LIMITED, a company organized and existing under the laws of Peoples’ Republic of China (“Secured Party”).

W I T N E S E T H:

WHEREAS, pursuant to the Debt and Security Agreement, dated as of the date hereof (as the same may be amended, amended and restated, or supplemented from time to time, the “Debt and Security Agreement”), entered into by and among TILT HOLDINGS, INC., a corporation formed under the laws of British Columbia (“TILT”), Jimmy Jang, L.P., a Delaware limited partnership (“JJLP”), BAKER TECHNOLOGIES, INC., a Delaware corporation (“Baker”), COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (“CAC”), JIMMY JANG HOLDINGS INC., a British Columbia corporation (“JJH”), JJ BLOCKER CO., a Delaware corporation (“JJB”), SFNY HOLDINGS, INC., a Delaware corporation (“SFNY”), SEA HUNTER THERAPEUTICS, LLC, a Delaware limited liability company (“SEA”), STANDARD FARMS OHIO LLC, an Ohio limited liability company (“SF Ohio”), STANDARD FARMS LLC, a Pennsylvania limited liability company (“SF Penn”), SH FINANCE COMPANY, LLC, a Delaware limited liability company (“SF Finance”), and Jupiter Research, LLC, an Arizona limited liability company (“Jupiter”, and collectively with TILT, JJLP, Baker, CAC, JJH, JJB, SFNY, SEA, SF Ohio, SF Penn, SF Finance, refer hereto as the “Grantors”), in favor of Secured Party, Secured Party agreed to make certain financial accommodations available to Jupiter from time to time pursuant to the terms and conditions thereof; and

WHEREAS, pursuant to the Debt and Security Agreement, Grantors are required to execute and deliver to Secured Party this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Debt and Security Agreement. The following terms, as used in this Trademark Security Agreement, shall have the following meanings:

(a)“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 5(h) of the Debt and Security Agreement, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of Secured Party’s rights under the Debt and Security Agreement.

(b)“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5(h) of the Debt and Security Agreement, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

2.GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to Secured Party to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)all of its Trademarks and Intellectual Property Licenses to which it is a party including those referred to on Schedule I attached hereto;

(b)all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Intellectual Property License; and

(c)all products and proceeds (as that term is defined in the UCC) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Intellectual Property License.

3.SECURITY FOR SECURED OBLIGATIONS.  This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving any Grantor.

4.SECURITY AGREEMENT.  The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Secured Party pursuant to the Debt and Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Debt and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Trademark Security Agreement and the Debt and Security Agreement, the Debt and Security Agreement shall control.

5.AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Secured Party unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission (including by e-mail delivery of a “.pdf” format data file) shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement.  Any party delivering an executed counterpart of this

Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTOR:	JUPITER RESEARCH, LLC,
an Arizona limited liability company

	By:	/s/ Tim Conder
	Name:	Tim Conder
	Title:	Chief Executive Officer

Signature Page to Trademark Security Agreement

ACCEPTED AND ACKNOWLEDGED BY:

SECURED PARTY:	SHENZHEN SMOORE TECHNOLOGY
LIMITED, a company organized and existing
under the laws of Peoples’ Republic of China

	By:	/s/ Jianliang Wang
	Name:	Jianliang Wang
	Title:	Head of HC Business

Schedule I to Trademark Security Agreement